UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): October 2, 2008

                          ARC Wireless Solutions, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

                                      Utah
                                      ----
                 (State or Other Jurisdiction of Incorporation)

             000-18122                            87-0454148
             ---------                            ----------
     (Commission File Number)        (IRS Employer Identification Number)


                             10601 West 48th Avenue
                           Wheat Ridge, Colorado 80033
                           ---------------------------
           (Address of principal executive offices including zip code)

                                 (303) 421-4063
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
                 (Former address, if changed since last report)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 2, 2008, the Company appointed Mr. Jason Young to the Board of Directors. Mr. Young qualifies as an "independent director" of the Company. Since 2005, Mr. Young has been a Managing Director at Quadrant Management, Inc., where he is responsible for making investments in US and emerging market companies, where he frequently serves in active Management or Director level roles. He has been an Investment Committee Member of the Carret Global India Fund of Hedge Funds since 2005. In 2008 Mr. Young became a member of the Investment Committee of the Vanterra Advantage Fund. From 2000 to 2005, Mr. Young worked for Merrill Lynch in the Investment Banking Group and later in the Global Principal Investment Group. In 1999, he was an Analyst at Helicon Capital Management, a hedge fund and private equity investment firm. He holds a BA in International Economics from UCLA.

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information in Item
7.01 of this report shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing. The disclosure in Item 7.01 of this report does not constitute a determination of whether any information included in this Item is material.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ARC WIRELESS SOLUTIONS, INC.


Date: October 2, 2008                      By: /s/ Monty R. Lamirato
                                               -------------------------
                                                   Monty R. Lamirato
                                                   Chief Financial Officer